UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2019

RELIANCE STEEL & ALUMINUM CO.

(Exact name of registrant as specified in its charter)

Delaware	001-13122	95-1142616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 S. Grand Ave., Suite 5100
Los Angeles, CA 90071

(Address of principal executive offices) (Zip Code)

(213) 687-7700

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Reliance Steel & Aluminum Co. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on May 15, 2019; 61,928,190 shares were represented in person or by proxy, or 92.11% of the total shares outstanding.    Stockholders voted on the matters set forth below:

1.  The nominees for election to the Company’s Board of Directors were elected to hold office until the Company’s next Annual Meeting, based upon the following votes:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Sarah J. Anderson	56,970,166	21,274	46,339	4,890,411
Karen W. Colonias	56,943,791	46,112	47,876	4,890,411
John G. Figueroa	56,766,589	223,462	47,728	4,890,411
David H. Hannah	56,926,278	84,422	27,079	4,890,411
Mark V. Kaminski	55,917,355	1,082,419	38,005	4,890,411
Robert A. McEvoy	56,966,372	24,536	46,871	4,890,411
Gregg J. Mollins	56,283,556	727,258	26,965	4,890,411
Andrew G. Sharkey, III	56,686,177	304,856	46,746	4,890,411
Douglas W. Stotlar	56,652,523	335,883	49,373	4,890,411

2. The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved based upon the following votes:

The vote was 55,460,214 for; 1,515,958 against; and 61,607abstentions.  There were 4,890,411 broker non-votes.

3. The proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year was approved based upon the following votes:

The vote was 61,534,298 for; 361,158 against; and 32,734 abstentions.  There were no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.

Dated: May 17, 2019	By:	/s/ William A. Smith II
William A. Smith II
Senior Vice President, General Counsel and Corporate Secretary